EXHIBIT 10.15
US BIOENERGY CORPORATION
2006 EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase common stock of the Company.
     2. Definitions.
          a. “Board” shall mean the Board of Directors of the Company.
          b. “Change in Capitalization” shall mean any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event.
          c. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
          d. “Committee” shall mean the Board, the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.
          e. “Common Stock” shall mean shares of common stock, par value $.01 per share, of the Company.
          f. “Company” shall mean US BioEnergy Corporation, a South Dakota corporation.
          g. “Compensation” shall mean the pre-tax fixed salary or base wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.
          h. “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military or sick leave), provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
          i. “Designated Subsidiaries” shall mean the subsidiaries of the Company which have been designated by the Company from time to time in its sole discretion as eligible to participate in the Plan.
          j. “Effective Date” shall mean the date on which the Company’s Registration Statement on Form S-8 filed with respect to the Plan becomes effective.
          k. “Employee” shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries.
          l. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
          m. “Exercise Date” shall mean the last business day of each Offering Period.
          n. “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, on such date or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
          o. “Offering Date” shall mean June 1 and December 1 of each Plan Year during the effectiveness of the Plan, or such other date or dates determined by the Committee.
          p. “Offering Period” shall mean each six month period commencing on any Offering Date on or after the Effective Date during the effectiveness of the Plan, or such other date or dates determined by the Committee; provided, however, that unless otherwise determined by the Committee, the first Offering Period under the Plan shall commence on January 1, 2007 and end on May 31, 2007. Notwithstanding the foregoing, an Offering Period may be for a shorter or longer duration, as determined in the sole discretion of the Committee, but in no event may an Offering Period exceed 24 months in duration.
          q. “Participant” shall mean an Employee who participates in the Plan.
          r. “Plan” shall mean this US BioEnergy Corporation 2006 Employee Stock Purchase Plan, as may be amended from time to time.
          s. “Plan Year” shall mean the calendar year, or such other period or periods determined by the Committee.

          t. “Registration Statement” shall mean the registration statement on Form S-8 filed with the Securities and Exchange Commission for the Plan.
     3. Eligibility.
     Subject to the requirements of Section 4b hereof, any person who is (i) not, immediately after the option is granted, an owner of stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a parent or a subsidiary (as determined under Section 423(b)(3) of the Code); (ii) an Employee as of an Offering Date and (iii) regularly scheduled to work for the Company or any Designated Subsidiary at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date if at the commencement of such Offering Period such person has maintained Continuous Status as an Employee for at least three months; provided, however, that the Company shall have the right to exclude from eligibility and participation any person who is an officer of the Company or any subsidiary.
     4. Grant of Option; Participation.
          a. On each Offering Date, the Company shall commence an offer by granting each eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3 and 10 hereof; provided, however, that in no event shall an eligible Employee be permitted to purchase during any Offering Period more than 10,000 shares of Common Stock (subject to any adjustment pursuant to Section 16); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3, 4(d) and 10 hereof. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock a participant may purchase during each Offering Period.
          b. Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, only by filing an agreement with the Company authorizing payroll deductions (as set forth in Section 5 hereof). Such authorization will remain in effect for all subsequent Offering Periods during which the Participant is an Employee eligible to participate in the Plan, until modified or terminated by the Participant.
          c. The option price per share of the Common Stock subject to an offering shall be 90% of the lesser of (i) the Fair Market Value of a share of Common Stock as of the Offering Date or (ii) the Fair Market Value of a share of Common Stock as of the Exercise Date.
          d. No eligible Employee shall be granted an option under the Plan that permits his rights to purchase Common Stock under the Plan, together with other options to purchase Common Stock or other stock under all other employee stock purchase plans of the Company, any parent corporation or any subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock or other stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase Common Stock or other stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase Common Stock or other stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such Common Stock or other stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase Common Stock which has accrued under an option may not be carried over to any other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations promulgated thereunder.
     5. Payroll Deductions.
          a. A Participant may, in accordance with rules adopted by the Committee, authorize a payroll deduction (or such other method of payment determined by the Committee) of any whole percentage from 1% to 10% of such Participant’s Compensation for each pay period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once per Offering Period, by filing a new authorization form with the Committee. For purposes of the Plan, any reference to contributions by payroll deduction is deemed to also include any other method of contribution determined by the Committee from time to time.
          b. All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account.
     6. Exercise of Option.
          a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant’s option to purchase Common Stock will be exercised automatically on the Exercise Date, and the maximum number of shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions in such Participant’s account. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by such Participant.
          b. If applicable, any cash balance remaining in a Participant’s account after the termination of an Offering Period that is not sufficient to purchase one share of Common Stock will be carried forward to the Participant’s account for the purchase of Common Stock during the next Offering Period, subject to earlier withdrawal by the Participant as provided under Section 8 hereof, in which case the Participant will receive a cash payment equal to the balance of his or her account. Any additional amounts remaining in a Participant’s account following the purchase of shares of Common Stock on any Exercise Date that are equal to, or in excess of, the amount required under this Section 6(b) to purchase at least one full share of Common Stock shall be returned to the Participant as soon as reasonably practicable following the Exercise Date.

          c. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.
     7. Delivery of Common Stock.
     As promptly as practicable after receipt by the Committee of a written request for withdrawal of Common Stock from any Participant, the Company shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may not occur prior to 30 days after the Exercise Date on which such shares of Common Stock were purchased. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.
     8. Withdrawal; Termination of Employment.
          a. A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant’s account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company, provided that such notice is received prior to the immediately upcoming Exercise Date. All such payroll deductions credited to such Participant’s account will be paid to such Participant promptly after receipt of such Participant’s notice of withdrawal, and such Participant’s option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period or during following the Offering Period, and any additional cash dividends made during the Offering Period will be distributed to the Participant.
          b. Upon termination of a Participant’s Continuous Status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant’s account (that have not been used to purchase shares of Common Stock) will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s option will be automatically terminated.
     9. Dividends and Interest.
          a. Cash dividends paid on Common Stock held in a Participant’s account shall be distributed to the Participant in cash, less the cost of administrative and mailing expenses. Dividends paid in Common Stock, or stock splits of the Common Stock, shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

          b. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.
     10. Stock.
          a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 3,280,472, subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. Such shares of Common Stock may be authorized or unissued shares or treasury shares. If the total number of shares which would otherwise be subject to options granted pursuant to Section 4a hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, in its sole discretion. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
          b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.
     11. Administration. The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held and shall be binding on all parties. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.
     12. Designation of Beneficiary.
          a. A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash remaining in such Participant’s account under the Plan in the event of the Participant’s death.

          b. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     13. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.
     14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     15. Reports. Individual accounts will be maintained for each Participant. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares of Common Stock purchased, the aggregate shares in the Participant’s account and the remaining cash balance, if any.
     16. Changes in Capitalization; Adjustment of Options.
          a. Subject to Section 16(c) below, in the event that the Committee, in its sole discretion, determines that any Change in Capitalization affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which options may be granted (including, but not limited to, adjustments of the limitation in Section 10 on the maximum number of shares of Common Stock which may be purchased and the per Participant limitation in Section 4(a)), (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding options, and (iii) the exercise price with respect to any option.
          b. Subject to Section 16(c) below, in the event of any Change in Capitalization or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate of the Company, or of changes in applicable laws, regulations, or accounting principles, the

Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option granted under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)	To provide that all options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(ii)	To provide that all options outstanding shall be exercised prior to the end of the Offering Period for such options on such date as the Committee determines in its sole discretion, and such options shall terminate immediately after such exercises;

(iii)	To provide for either the purchase of any option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such option had such option been currently exercisable, or the replacement of such option with other rights or property selected by the Committee in its sole discretion;

(iv)	To provide that such option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)	To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options, or in the terms and conditions of outstanding options, or options that may be granted in the future.
          c. No adjustment or action described in this Section 16 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines, in its discretion, that the option is not required to comply with such exemptive conditions. The number of shares of Common Stock subject to any option shall always be rounded to the next whole number.

          d. The existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof of which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     17. Amendment or Termination. The Board may terminate or amend the Plan at any time and for any reason or no reason. Except as provided in Section 16 hereof, no such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code, Rule 16b-3 under the Exchange Act or to comply with any other law, regulation or stock exchange rule.
     18. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     19. Regulations and Other Approvals; Governing Law.
          a. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of South Dakota without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.
          b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
          c. The Plan is intended to comply with Section 423 of the Code and Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Code section or Rule shall be inoperative and shall not affect the validity of the Plan.
     20. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.
     21. Effective Date. The Plan was adopted by the Board as of November 17, 2006, subject to the approval of the Company’s stockholders, which must be obtained within 12 months prior to or following such date in order for the Plan to become effective. No options may be granted under the Plan prior to the later to occur of the date of the Plan’s adoption or the date on which such stockholder approval is obtained. The Plan shall be in effect until November 17, 2016, unless sooner terminated in accordance with Section 17 hereof. No option may be granted during any period of suspension of the Plan or after termination of the Plan.